EXHIBIT 5

                          Law Offices
             ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                           12th Floor
                     734 15th Street, N.W.
                    Washington, D.C.  20005
                    Telephone (202) 347-0300

                         July 30, 2002

Board of Directors
Banknorth Group, Inc.
Two Portland Square
P.O. Box 9540
Portland, Maine  04112-9540

    Re:    Registration Statement on Form S-8
           1,502,400 Shares of Common Stock

Ladies and Gentlemen:

    We have acted as special counsel to Banknorth Group, Inc., a Maine corporation ("Banknorth"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to (i) 2,400 shares of Common Stock of Banknorth, par value $0.01 per share (the "Common Stock") to be issued upon exercise of options previously granted by Ipswich Bancshares, Inc. ("Ipswich") pursuant to its 1992 Incentive and Non-qualified Stock Option Plan, its 1996 Stock Incentive Plan and its 1998 Stock Incentive Plan (the "Option Plans"), and converted into options to purchase Common Stock (the "Options") upon the acquisition of Ipswich by Banknorth on July 26, 2002 pursuant to an Agreement and Plan of Merger, dated as of February 26, 2002 and amended as of March 27, 2002, between Banknorth and Ipswich (the "Agreement"), and (ii) 1,500,000 shares of Common Stock to be issued under Banknorth's Amended and Restated Employee Stock Purchase Plan (the "Purchase Plan" and together with the Option Plans, the "Plans"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary to adjust the number of shares registered thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock. We have been requested to furnish an opinion to be included as an exhibit to the Registration Statement.

    In this regard, we have reviewed the Registration Statements and prospectuses for the Plans, the Articles of Incorporation and Bylaws of Banknorth, the Plans, the Agreement, a specimen stock certificate evidencing the Common Stock of Banknorth and such other corporate records and documents as we have deemed appropriate for the purposes of this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of


Board of Directors
July 30, 2002
Page 2


Banknorth and such other instruments, certificates and representations of public officials, officers and representatives of Banknorth as we have deemed applicable or relevant as a basis for the opinions set forth below. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for the purposes of this opinion.

    For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to the exercise of the Options will continue to be validly authorized on the dates the Common Stock is issued pursuant to the exercise of the Options; (ii) on the dates the Options are exercised, the Options will constitute valid, legal and binding obligations of Banknorth and will be enforceable as to Banknorth in accordance with their terms (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally); (iii) no change occurs in applicable law or the pertinent facts; and (iv) the provisions of "blue sky" and other securities laws as may be applicable have been complied with to the extent required.

     Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plans, upon receipt by Banknorth of the consideration required thereby, as applicable, will be legally issued, fully paid and non-assessable shares of Common Stock.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                             Very truly yours,

                             ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

                             By: /s/ Gerard L. Hawkins
                                 ---------------------------------
                                 Gerard L. Hawkins, a Partner